FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2010

CAPTERRA FINANCIAL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Eighteenth Street, Suite 250, Denver, Colorado 80202
          (Address of principal executive offices including zip code)

(303) 244-0700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[    ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and our subsidiaries.  This Current Report contains forward-looking statements within the meaning of the Federal securities laws.  These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements.  Forward-looking statements can be identified by use of  words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology.  The forward looking statements in this Current Report include statements regarding our future business plan, the type and number of investments we plan to make, whether and to what extent we may engage in joint venture opportunities, and the accounting treatment of the Acquisition.  These forward-looking statements are subject to risks and uncertainties including pricing in the healthcare real estate industry, the cost and availability of financing, risks associated with the healthcare industry in the United States such as reimbursements and regulatory uncertainty, as well as the Risk Factors set forth in our periodic SEC filings. These and other factors could affect our future financial condition and operating results and could cause our actual results to differ materially from the forward-looking statements made in this report or elsewhere by us or on our behalf.  We undertake no obligation to revise or update any forward-looking statements.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 29, 2010, we completed the acquisition of NexCore Group LP, a Delaware limited partnership (“NexCore”), pursuant to an Interest Purchase Agreement dated as of September 29, 2010, by and among NexCore, its partners and us (the “Agreement”). A Copy of the Agreement is filed as an exhibit to this Form 8-K.

Background

This transaction represents a fundamental change in the Company’s business plan.  The previous business plan of the Company will be discontinued, except for the winding up of former operations.  Going forward, we will continue  the six-year business plan of NexCore, one of the national leaders in the field of healthcare real estate.  The founding principals of NexCore, Greg Venn, Peter Kloepfer and Bob Gross, will manage the Company going forward.

Under our new leadership, we plan to assemble a portfolio of high-quality, hospital-affiliated real estate, with particular emphasis on the acquisition and development of medical office buildings and ambulatory care facilities.  Our business plan involves investments in healthcare facility development projects, such as the September 2010 ground-break of the $52 million, 178,000 square foot Medical Services Building that is connected directly to the new Silver Cross Hospital in New Lenox, Illinois.  Our business plan contemplates three to five development projects (depending on project size) in each  year.  We may also acquire existing medical properties as we build our portfolio of healthcare real estate assets.

We plan to continue NexCore’s strategy of investing in joint venture arrangements, whereby we co-invest our capital with other third party institutional capital sources to develop and acquire healthcare real estate.  Typically, we will retain a promoted profits interest in most joint venture structures.

As of October 1, 2010, NexCore and its affiliates and founding principals had interests in sixteen (16) medical facilities and NexCore managed over 1.2 million square feet of facilities.  NexCore’s founding principals have developed and acquired over 4.7 million square feet valued in excess of $831 million  over the last 20 years.

Acquisition

Under the terms of the Agreement, we acquired 90% of the outstanding interests in NexCore, including the general partnership interest, in exchange for 22,500,000 shares of our common stock, with NexCore continuing as our direct subsidiary (the “Acquisition”). The remaining 10% of NexCore will continue to be owned by the founding principals of NexCore, who will manage the Company going forward.

Under the Agreement, we will issue an additional 8,000,000 shares of common stock if we do not have at least $20,000,000 of net operating loss carryforwards for state and Federal income tax purposes (collectively, “NOLs”) for use during the period from the closing  to January 1, 2014 (the “NOL Shares”). If issued, the NOL Shares will be issued to each former NexCore partner in proportion to the amount of shares such partner received in the Acquisition.  The determination of our NOLs will be based on our Federal income tax return for the year ended December 31, 2013.

For financial reporting purposes, we plan to account for the transaction as a purchase of CapTerra by NexCore.  We plan to reincorporate in Delaware, change our name to NexCore Healthcare Capital Corp and change our ticker symbol as soon as practicable.  Until such time as a new ticker symbol is obtained, our shares will continue to trade under our existing ticker symbol.

Under the terms of the Agreement, our existing investors GDBA Investments, LLC and BOCO Investments, LLC invested $5.0 million in cash into the Company as an equity investment in connection with the Acquisition.   BOCO and GDBA also owned limited partnership interests in NexCore that were converted into shares of our common stock on the same basis as all other NexCore limited partnership interests.

GDBA and BOCO entered into indemnification agreements to indemnify us from certain pre-closing and post-closing liabilities, subject to certain limitations and restrictions.  Copies of the indemnification agreements are filed as exhibits to this Form 8-K.  GDBA, BOCO and others also provided letters of credit to secure the construction loan for the Medical Services Building.

We also issued a warrant to WestMountain Asset Management, an affiliate of BOCO, that may be exercised over the next five years for 1,645,000 shares of our common stock at an exercise price of $0.001 per share, in exchange for consulting services that WestMountain provided in connection with the Acquisition. A copy of the warrant is filed as an exhibit to this Form 8-K.

As of immediately after the Acquisition, we had a total of 47,697,921shares of common stock issued and outstanding.  We also had stock options outstanding that may be exercised for an aggregate of 1,052,079 shares of common stock, at prices ranging from $.20 to $.98 per share, and a warrant outstanding that may be exercised for an aggregate of 1,645,000 shares of common stock at $.001 per share.

Item 3.02  Unregistered Sales of Equity Securities

The disclosure set forth in Item 2.01 above is incorporated by reference into this Item 3.02.  We relied on exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of securities in connection with the Acquisition.

Item 5.01  Changes in Control of Registrant

In connection with the Acquisition, the former owners of NexCore acquired control of us from BOCO and GDBA.  Under the terms of the Shareholder’s Agreement entered into in connection with the Acquisition and subject to certain limitations, Greg Venn and Peter Kloepfer, as trustees of a voting trust created for the benefit of the former NexCore partners (the “Trustees”) have the right to nominate three of our five directors, BOCO and GDBA together have the right to nominate one director, and the four directors so appointed have the right to nominate the remaining director.  The Trustees, BOCO and GDBA collectively control 81.8% of our outstanding shares.  A copy of the Shareholders Agreement is filed as an exhibit to this Form 8-K.

Item 5.02  Departures of Directors or Principal Officers; Appointment of Principal Officers

In connection with the Acquisition, Messrs Zimlich and Balzer resigned as directors. Mr. Backman remains a director. Effective as of the Closing of the Acquisition, we appointed Greg Venn as a director pursuant to the Shareholders Agreement.  Mr. Venn was appointed as a NexCore Director (as defined in the Shareholders Agreement) and Mr. Backman was designated a BOCO/GDBA Director (as defined in the Shareholders Agreement).  We plan to fill the remaining three seats on our board of directors in accordance with the Shareholders Agreement as soon as practicable.

Effective as of the Closing of the Acquisition, we appointed Greg Venn as our President and Chief Executive Officer, Peter Kloepfer as our  Secretary and Chief Investment Officer, and Bob Gross as our Treasurer and Chief Operating Officer.

Mr. Venn has been the Chief Executive Officer of NexCore from May 2004 through the present.  Prior to that time, he was Senior Vice President of The Neenan Company from August 1990 to May 2004.

Mr. Kloepfer has been the Executive Managing Director of NexCore from January 2005 to the present. Prior to that time, he was a founding partner of the law firm of Kloepfer and Gorrell from August 2003 to January 2005, where among other things he served as outside counsel to NexCore.

Mr. Gross has been the Chief Financial Officer of NexCore from May 2004 to the present. Prior to that time, he served as Chief Financial Officer of The Neenan Company from August 2000 to May 2004.

James Creamer, our chief executive officer, and Joni Troska, our chief financial officer, will continue with us as our Interim Chief Financial Officer  and Controller, respectively.

Item 9.01  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.  Financial statements of NexCore will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.  Pro forma financial information reflecting the effect of the Acquisition will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

Exhibits Number	Description
3.7 4.6 10.43 10.44 10.45 10.46 10.47 10.48 99.1
Amended and Restated Agreement of Limited Partnership of NexCore
Warrant issued to WestMountain Asset Management, Inc.
Interest Purchase Agreement
Indemnification Agreement
Asset Indemnification Agreement
Loan Indemnification Agreement
Shareholders Agreement
Lockup Agreement
Press release dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2010		CapTerra Financial Group, Inc.
	By:	/s/ James W. Creamer III
James W. Creamer III Chief Financial Officer